                                                                     EXHIBIT 4.4

                            Broker-Dealer Agreement dated as of December 1, 2000


                            BROKER-DEALER AGREEMENT


                                    BETWEEN

                            BANKERS TRUST COMPANY,

                               AS AUCTION AGENT

                                      AND

                          SALOMON SMITH BARNEY INC.,
                               AS BROKER-DEALER

                         DATED AS OF DECEMBER 1, 2000

                                  RELATING TO

                         EDUCATION LOANS INCORPORATED
                        STUDENT LOAN ASSET-BACKED NOTES
                          SENIOR SERIES 2000-1A AND B
                                      AND
                          SUBORDINATE SERIES 2000-1C

                            Broker-Dealer Agreement dated as of December 1, 2000


                            BROKER-DEALER AGREEMENT

          This BROKER-DEALER AGREEMENT (the "Broker Dealer Agreement"), dated as of December 1, 2000, is by and between Bankers Trust Company, a New York banking corporation (together with its successors and assigns, the "Auction Agent"), pursuant to authority granted to it in the Auction Agent Agreement, defined below, acting not in its individual capacity, but solely as agent for Education Loans Incorporated (the "Corporation"), a Delaware corporation and SALOMON SMITH BARNEY INC. (together with its respective successors and assigns, the "Broker-Dealer").

                                   RECITALS

          The Corporation proposes to cause the Trustee, defined below, to authenticate and deliver $54,100,000 aggregate principal amount of its Student Loan Asset-Backed Notes, Senior Series 2000-1A (the "Series 2000-1A Notes"), $54,100,000 aggregate principal amount of its Student Loan Asset-Backed Notes, Senior Series 2000-1B (the "Series 2000-1B Notes", and together with the Series 2000-1A Notes, the "Series 2000-1 Senior Notes"), and $22,000,000 aggregate principal amount of its Student Loan Asset-Backed Notes, Subordinate Series 2000-1C (the "Series 2000-1C Notes", and together with the Series 2000-1 Senior Notes, the "Series 2000-1 Notes"). The Series 2000-1 Notes are being issued under the Second Supplemental Indenture of Trust, dated as of December 1, 2000 (the "Second Supplemental Indenture"), executed in accordance with the Indenture of Trust, dated as of December 1, 1999 (the "Indenture"), each between the Corporation and U.S. Bank National Association, Minneapolis, Minnesota (together with its successors and assigns, the "Trustee"). The Series 2000-1 Notes are being issued as adjustable rate securities.

          The Second Supplemental Indenture provides that the Series 2000-1 Note Auction Rate for each Interest Period after the Initial Interest Period shall equal the lesser of the Net Loan Rate and the Auction Rate, but in no event shall exceed 18% per annum with respect to the Series 2000-1 Notes.

          Pursuant to Section 2.9(a) of the Auction Agent Agreement, dated as of December 1, 2000, among the Trustee, the Auction Agent and the Corporation (the "Auction Agent Agreement"), the Trustee has directed the Auction Agent to execute and deliver this Broker-Dealer Agreement.

          The Auction Procedures require the participation of one or more Broker-Dealers.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Auction Agent, as agent of the Corporation, and the Broker-Dealer agree as follows:

          Section 1.  Definitions and Rules of Construction
                      -------------------------------------

          1.1.  Terms Defined by Reference to the Second Supplemental Indenture
                ---------------------------------------------------------------

                            Broker-Dealer Agreement dated as of December 1, 2000

          Capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Second Supplemental Indenture.

          1.2.  Terms Defined Herein
                --------------------

          As used herein and in the Settlement Procedures, defined below, the following terms shall have the following meanings, unless the context otherwise requires:

          "Applicable Series 2000-1 Note Auction Rate" shall mean the Series 2000-1 Note Auction Rate as defined in the Second Supplemental Indenture.

          "Authorized Officer" shall mean, with respect to the Auction Agent, each Managing Director, Vice President, Assistant Vice President, Assistant Secretary and Assistant Treasurer assigned to its Corporate Trust and Agency Group and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes of this Agreement in a communication to the Broker-Dealer.

          "Broker-Dealer Officer" shall mean each officer or employee of the Broker-Dealer designated as a "Broker-Dealer Officer" for purposes of this Broker-Dealer Agreement in a communication to the Auction Agent.

          "Beneficial Owner" shall mean a beneficial owner of any of the Series 2000-1 Notes.

          "Notice of Failure to Deliver or Make Payment" shall mean a notice substantially in the form of Exhibit D hereto.

          "Notice of Transfer" shall mean a notice substantially in the form of Exhibit C hereto.

          "Order Form" shall mean the form to be submitted by any Broker-Dealer on or prior to any Auction Date substantially in the form of Exhibit B hereto.

          "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit A.

          1.3.  Rules of Construction
                ---------------------

          Unless the context or use indicate another or different meaning or intent, the following rules shall apply to the construction of this Agreement;

          (a) Words importing the singular number shall include the plural number and vice versa.

          (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor, shall they affect its meaning, construction or effect.

                            Borker-Dealer Agreement dated as of December 1, 2000

          (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Broker-Dealer Agreement as a whole.

          (d) All references herein to a particular time of day shall be to New York City time.

          (e) The rights and duties of the Broker-Dealer and the Auction Agent under this Broker-Dealer Agreement shall apply to all series of the Series 2000-1 Notes, but separately. References to "Series 2000-1 Notes," unless the context clearly contemplates a reference to all Series 2000-1 Notes, shall refer only to the Series 2000-1A Notes as to rights and duties regarding Series 2000-1A Notes; only to the Series 2000-1B Notes as to rights and duties regarding Series 2000-1B Notes; and only to the Series 2000-1C Notes as to rights and duties regarding Series 2000-1C Notes.

          Section 2.  The Auction
                      -----------

          2.1.  Incorporation by Reference of Auction Procedures and Settlement
                ---------------------------------------------------------------
                Procedures
                ----------

          (a) On each Auction Date, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Series 2000-1 Note Auction Rate for each Auction Period after the Initial Interest Period. Each periodic operation of such procedures is hereinafter referred to as an "Auction".

          (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Broker-Dealer Agreement to the same extent as if such provisions were fully set forth herein.

          (c) The Broker-Dealer and other Broker-Dealers may participate in Auctions for their own accounts.

          2.2.  Preparation for Each Auction
                ----------------------------

          (a) Not later than 9:30 A.M. on each Auction Date for the Series 2000-1 Notes, the Auction Agent shall advise the Broker-Dealer by telephone of the All Hold Rate, the Maximum Auction Rate, the Net Loan Rate and the One-month LIBOR or the Three-month LIBOR, as the case may be.

          (b) If the Auction Date for any Auction shall be changed after the Auction Agent has given notice of such Auction Date pursuant to clause (vii) of paragraph (a) of the Settlement Procedures, the Auction Agent, by telephone (confirmed in writing), telecopy or such other means as the Auction Agent deems practicable, shall give notice of such change to the Broker-Dealer not later than the earlier of 9:15 A.M. on the new Auction Date and 9:15 A.M. on the old Auction Date. Thereafter, the Broker-Dealer shall use its best efforts to promptly notify its customers who are Existing Holders of such change in the Auction Date.

                            Broker-Dealer Agreement dated as of December 1, 2000

          (c)   From time to time upon request of the Auction Agent pursuant to
Section 2.2(d) of the Auction Agent Agreement, the Broker-Dealer shall provide the Auction Agent with a statement of the aggregate amount of each series of Series 2000-1 Notes held by the Broker-Dealer as an Existing Holder for its own account or otherwise, as well as with a list of the Broker-Dealer's customers that the Broker-Dealer believes are Existing Holders of either series of the Series 2000-1 Notes (listed by series) and the aggregate principal amount of each series of Series 2000-1 Notes beneficially owned by each such customer. Except as permitted by Section 2.10 of the Auction Agent Agreement, the Auction Agent shall keep confidential any such information and shall not disclose any such information so provided to any person other than the Broker-Dealer, the Issuer and the Trustee, provided that the Auction Agent reserves the right to disclose any such information if it is advised by its counsel that its failure to do so would be unlawful or would expose the Auction Agent to liability, loss, claim or damage for which the Auction Agent has not previously received indemnity reasonably satisfactory to it. The Auction Agent shall notify the Broker-Dealer, the Corporation and the Trustee promptly upon receipt of any request or demand to disclose such information and shall cooperate with any party seeking a protective order or similar relief.

          (d) The Auction Agent shall send by telecopy or other means a copy of any Notice of Series 2000-1 Notes Outstanding received from the Trustee to the Broker-Dealer in accordance with Section 4.3 hereof.

          2.3.  Auction Schedule: Method of Submission of Orders
                ------------------------------------------------

          (a) The Auction Agent shall conduct Auctions for the Series 2000-1 Notes in accordance with the schedule set forth below. Such schedule may be changed by the Auction Agent with the consent of the Trustee and the Market Agent, which consent shall not be unreasonably withheld or delayed. The Auction Agent shall give written notice of any such change to the Broker-Dealer. Such notice shall be given prior to the close of business on the Business Day next preceding the first Auction Date on which any such change shall be effective.

By 9:30 A.M.                The Auction Agent advises the Trustee and the
                            Broker-Dealers of the Maximum Auction Rate, the All
                            Hold Rate, the Net Loan Rate and the One-month LIBOR or the Three-month LIBOR, as the case may be, to be used in determining the Auction Rate under the Auction Procedures, the Second Supplemental
                            Indenture and the Auction Agent Agreement.

9:30 A.M. - 12:30 P.M       The Auction Agent assembles information communicated
                            to it by Broker-Dealers as provided in Section
                            4(c)(i) of the Second Supplemental Indenture. The
                            Submission Deadline is 12:30 P.M.

                            Broker-Dealer Agreement dated as of December 1, 2000

Not earlier than 12:30 P.M.   The Auction Agent makes determinations pursuant to
                              Section 4(c)(i) of the Second Supplemental
                              Indenture. Submitted Bids and Submitted Sell
                              Orders are accepted and rejected in whole or in part and Series 2000-1 Notes allocated as provided in Section 4(d) of the Second Supplemental
                              Indenture.

By approximately              The Auction Agent advises the Trustee and the
3:00 P.M.*                    Broker-Dealers of the results of the Auction as
4:00 P.M.**                   provided in Section 4(c)(ii) of the Second
                              Supplemental Indenture. The Auction Agent gives notice of Auction results as set forth in Section
                              2.4(a) hereof.

*If the Series 2000-1 Note Auction Rate is the Auction Rate.

**If the Series 2000-1 Note Auction Rate is the Net Loan Rate.

          (b) The Broker-Dealer agrees to maintain a list of Potential Holders and to contact the Potential Holders on such list on or prior to each Auction Date for the purposes of participating in the Auction on such Auction Date.

          (c) The Broker-Dealer shall submit Orders to the Auction Agent in writing by delivering an Order Form. The Broker-Dealer shall submit separate Orders to the Auction Agent for each Potential Holder or Existing Holder on whose behalf the Broker-Dealer is submitting an Order and shall not net or aggregate the Orders of different Potential Holders or Existing Holders on whose behalf the Broker-Dealer is submitting Orders.

          (d) The Broker-Dealer shall deliver to the Auction Agent (i) a Notice of Transfer with respect to any transfer of Series 2000-1 Notes made through the Broker-Dealer by an Existing Holder to another person other than pursuant to an Auction, and (ii) a Notice of Failure to Deliver or Make Payment with respect to the failure of any Series 2000-1 Notes to be transferred to or payment to be made by any person that purchased or sold Series 2000-1 Notes through the Broker-Dealer pursuant to a prior Auction. The Auction Agent is not required to accept any notice delivered pursuant to clauses (i) or (ii) of this subparagraph (d) with respect to an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next preceding such Auction Date.

          (e) The Broker-Dealer agrees to handle its customers' Orders in accordance with its duties under applicable securities laws and rules.

          2.4.  Notices
                -------

          (a) On each Auction Date, the Auction Agent shall notify the Broker-Dealer by telephone of the results of the Auction as set forth in paragraph (a) of the Settlement Procedures. The Auction Agent shall by 10:30 A.M. on the Business Day next succeeding such Auction Date if previously requested by the Broker-Dealer notify the Broker-Dealer in writing of

                            Broker-Dealer Agreement dated as of December 1, 2000

the disposition of all Orders submitted by the Broker-Dealer in the Auction held on such Auction Date.

          (b) The Broker-Dealer shall notify each Existing Holder or Potential Holder on whose behalf the Broker-Dealer has submitted an Order as set forth in paragraph (b) of the Settlement Procedures and take such other action as is required by the Broker-Dealer pursuant to the Settlement Procedures.

          (c) The Auction Agent shall deliver to the Broker-Dealer all notices and certificates that the Auction Agent is required to deliver to the Broker-Dealer pursuant to Section 2 of the Auction Agent Agreement at the times and in the manner set forth in the Auction Agent Agreement.

          2.5.  Service Charge to Be Paid to the Broker-Dealer
                ----------------------------------------------

          Not later than 2:00 P.M. on each Interest Payment Date with respect to each Interest Period that immediately follows an Auction Date, the Auction Agent shall pay to the Broker-Dealer a fee, from monies received from the Trustee, in an amount in cash equal to the product of (i) the Broker-Dealer Fee Rate times
(ii) a fraction, the numerator of which is the number of days from the preceding Interest Payment Date (or from the Closing Date, in the case of the first Interest Payment Date) to the current Interest Payment Date (or, if the particular series of Series 2000-1 Notes ceased to be outstanding prior to such current Interest Payment Date, the date on which such series ceased to be outstanding) and the denominator of which is 360 times (iii) the aggregate principal amount of Series 2000-1 Notes of such series outstanding at the close of business on the date of the original issuance of the Series 2000-1 Notes (in the case of the initial Interest Payment Date) or at the close of business on the preceding Interest Payment Date (in the case of all succeeding Interest Payment Dates), as the case may be.

          2.6.  Settlement
                ----------

          (a) If any Existing Holder on whose behalf the Broker-Dealer has submitted a Bid or Sell Order for Series 2000-1 Notes that was accepted in whole or in part fails to instruct its Participant to deliver the Series 2000-1 Notes subject to such Bid or Sell Order against payment therefor, the Broker-Dealer shall instruct such Participant to deliver such Series 2000-1 Notes against payment therefor and the Broker-Dealer may deliver to the Potential Holder on whose behalf the Broker-Dealer submitted a Bid that was accepted in whole or in part, a principal amount of the Series 2000-1 Notes that is less than the principal amount of the Series 2000-1 Notes specified in such Bid to be purchased by such Potential Holder. Notwithstanding the foregoing terms of this Section, any delivery or nondelivery of Series 2000-1 Notes that represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of
Section 2.3(d) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.6(a).

          (b) Neither the Auction Agent, the Trustee, nor the Corporation shall have any responsibility or liability with respect to the failure of an Existing Holder, a Potential Holder or

                            Broker-Dealer Agreement dated as of December 1, 2000

its respective Participant to deliver Series 2000-1 Notes or to pay for Series 2000-1 Notes sold or purchased pursuant to the Auction Procedures or otherwise. The Auction Agent shall have no responsibility for any adjustment to the fees paid pursuant to Section 2.5 hereof as a result of any failure described in this
Section 2.6(b).

          Section 3.  The Auction Agent
                      -----------------

          3.1.  Duties and Responsibilities
                ---------------------------

          (a) The Auction Agent is acting hereunder solely as agent for the Corporation and owes no fiduciary duties to any person by reason of this Broker-Dealer Agreement.

          (b) The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in this Broker-Dealer Agreement, and no implied covenants or obligations shall be read into this Broker-Dealer Agreement against the Auction Agent.

          (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties under this Broker-Dealer Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

          3.2.  Rights of the Auction Agent
                ---------------------------

          (a) The Auction Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any communication authorized by this Broker-Dealer Agreement and upon any written instruction, notice request, direction, consent report, certificate, share certificate or other instrument, paper or document reasonably believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Broker-Dealer Agreement which the Auction Agent believes in good faith to have been given by the Trustee, a Broker-Dealer or the Corporation. The Auction Agent may record telephone communications with the Broker-Dealers.

          (b) The Auction Agent may consult with counsel of its own choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

          (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys and shall not be responsible for any willful misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

          3.3.  The Auction Agent's Disclaimer
                ------------------------------

                            Broker-Dealer Agreement dated as of December 1, 2000

          The Auction Agent makes no representation as to the correctness, validity, adequacy or accuracy of the recitals in or the adequacy or validity of this Broker-Dealer Agreement, the Auction Agent Agreement or the validity or adequacy of the Series 2000-1 Notes.

          Section 4.  Miscellaneous
                      -------------

          4.1.  Termination
                -----------

          Any party may terminate this Broker-Dealer Agreement at any time upon five days' prior notice to the other party; provided, however, that if the Broker-Dealer is Salomon Smith Barney Inc., neither the Broker-Dealer nor the Auction Agent may terminate this Broker-Dealer Agreement without first obtaining the prior written consent of the Trustee and the Corporation of such termination, which consent shall not be unreasonably withheld or delayed. For so long as the Auction Agent Agreement is effective and if Salomon Smith Barney Inc. is the sole Broker-Dealer, any termination of this Broker-Dealer Agreement shall not be effective unless and until a successor, or substitute Broker-Dealer Agreement becomes effective. This Broker-Dealer Agreement shall automatically terminate upon the delivery of certificates representing the Series 2000-1 Notes pursuant to Section 17 of the Second Supplemental Indenture or upon termination of the Auction Agent Agreement.

          4.2.  Participant
                -----------

          The Broker-Dealer is, and shall remain for the term of this Broker-Dealer Agreement, a member of, or Participant in, the Depository (or an affiliate of such a member or Participant).

          4.3.  Communications
                --------------

          Except for (i) communications authorized to be made by telephone pursuant to this Broker-Dealer Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party, addressed to it, or its address or facsimile number set forth below:

If to the Broker-Dealer, addressed:     SALOMON SMITH BARNEY INC.
                                        388 Greenwich Street
                                        32nd Floor
                                        New York, New York 10013
                                        Attention:  Student Loan Finance Group
                                        Telephone:  (212) 816-9948
                                        Facsimile:  (212) 816-0598

If to the Auction Agent, addressed:     BANKERS TRUST COMPANY
                                        Corporate Trust and Agency Group

                            Broker-Dealer Agreement dated as of December 1, 2000

                                        4 Albany Street
                                        New York, New York 10006
                                        Attention:  Auction Rate Securities
                                        Telephone:  (212) 250-6850
                                        Facsimile:  (212) 250-6215

If to the Trustee, addressed:           U.S. Bank National Association
                                        141 North Main Avenue
                                        Sioux Falls, South Dakota 57104
                                        Attention:  Corporate Trust Department
                                        Telephone:  (605) 339-8725
                                        Facsimile:  (605) 335-3813

If to the Corporation, addressed:       Education Loans Incorporated
                                        105 First Avenue Southwest
                                        Aberdeen, South Dakota 57401
                                        Attention:  President
                                        Telephone:  (605) 622-4590
                                        Facsimile:  (605) 622-4547

or such other address or facsimile number as such party may hereafter specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of the Broker-Dealer by a Broker-Dealer Officer and on behalf of the Auction Agent by an Authorized Officer of the Auction Agent. The Broker-Dealer may record telephone communications with the Auction Agent.

          4.4.  Entire Agreement
                ----------------

          This Broker-Dealer Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are not other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof, except for the fee letter dated as of December 1, 2000, from the Auction Agent to the Corporation.

          4.5.  Benefits
                --------

          Nothing in this Broker-Dealer Agreement, express or implied, shall give to any person, other than the Auction Agent, the Corporation, the Broker-Dealer and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim under this Broker-Dealer Agreement.

          4.6.  Amendment; Waiver
                -----------------

                            Broker-Dealer Agreement dated as of December 1, 2000

          (a) This Broker-Dealer Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the parties hereto. This Broker-Dealer Agreement may not be amended without first obtaining the prior written consent of the Corporation.

          (b) Failure of either party to this Broker-Dealer Agreement to exercise any right or remedy hereunder in the event of a breach of this Broker-Dealer Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

          4.7.  Successors and Assigns
                ----------------------

          This Broker-Dealer Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

          4.8.  Severability
                ------------

          If any clause, provision or section of this Broker-Dealer Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or sections hereof.

          4.9.  Execution in Counterparts
                -------------------------

          This Broker-Dealer Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          4.10. Governing Law
                -------------

          This Broker-Dealer Agreement shall be governed by and construed in accordance with the laws of the State of New York.

           [The remainder of this page is intentionally left blank.]

                            Broker-Dealer Agreement dated as of December 1, 2000

          In Witness Whereof, the parties hereto have caused this Broker-Dealer Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                    BANKERS TRUST COMPANY
                                    as Auction Agent


                                    By: /s/ Jody Sanchez
                                        ----------------------------------------
                                       Title: Associate
                                              ----------------------------------


                                    SALOMON SMITH BARNEY INC.,
                                    as Broker-Dealer


                                    By: /s/ Harry T. Apfel
                                        ----------------------------------------
                                       Title: Managing Director
                                              ----------------------------------

Pursuant to and in accordance with Section 9 of the Second Supplemental Indenture and Section 2.9 of the Auction Agent Agreement (defined above), the undersigned consents to the execution of the above
Broker-Dealer Agreement.

U.S. Bank National Association, as Trustee


By /s/ Thomas Steele
   -------------------------------
Title: Trust Officer
       ---------------------------

                            Broker-Dealer Agreement dated as of December 1, 2000

                     EXHIBIT A TO BROKER-DEALER AGREEMENT

                             SETTLEMENT PROCEDURES

          If not otherwise defined herein, capitalized terms used herein shall have the meanings given such terms in Article 1 of the Second Supplemental Indenture. These Settlement Procedures shall apply separately for each series of Series 2000-1 Notes.

          (a) Not later than (1) 3:00 P.M., if the Series 2000-1 Note Auction Rate is the Auction Rate or (2) 4:00 p.m. if the Series 2000-1 Note Auction Rate is the Net Loan Rate, on each Auction Date, the Auction Agent shall notify by telephone each Broker-Dealer that participated in the Auction held on such Auction Date and submitted an Order on behalf of an Existing Holder or Potential Holder of:

                (i) the Series 2000-1 Note Auction Rate fixed for the next Interest Period;

                (ii)   whether there were Sufficient Bids in such Auction;

                (iii) if such Broker-Dealer submitted Bids or Sell Orders on behalf of an Existing Holder (a "Seller's Broker-Dealer"), whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of Series 2000-1 Notes, if any, to be sold by such Existing Holder;

                (iv) if such Broker-Dealer submitted a Bid on behalf of a Potential Holder (a "Buyer's Broker-Dealer"), whether such Bid was accepted or rejected, in whole or in part, and the principal amount of Series 2000-1 Notes, if any, to be purchased by such Potential Holder;

                (v) if the aggregate amount of Series 2000-1 Notes to be sold by all Existing Holders on whose behalf such Seller's Broker-Dealer submitted Bids or Sell Orders exceeds the aggregate principal amount of Series 2000-1 Notes to be purchased by all Potential Holders on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers (and the name of the Participant, if any, of each such Buyer's Broker-Dealer) acting for one or more purchasers of such excess principal amount of Series 2000-1 Notes and the principal amount of Series 2000-1 Notes to be purchased from one or more Existing Holders on whose behalf such Seller's Broker-Dealer acted by one or more Potential Holders on whose behalf each of such Buyer's Broker-Dealers acted;

                (vi) if the principal amount of Series 2000-1 Notes to be purchased by all Potential Holders on whose behalf such Buyer's Broker-Dealer

                            Broker-Dealer Agreement dated as of December 1, 2000

                       submitted a Bid exceeds the amount of Series 2000-1 Notes to be sold by all Existing Holders on whose behalf such Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Participant, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess principal amount of Series 2000-1 Notes and the principal amount of Series 2000-1 Notes to be sold to one or more Potential Holders on whose behalf such Buyer's Broker-Dealer acted by one or more Existing Holders on whose behalf each of such Seller's Broker-Dealers acted; and

                (vii)  the Auction Date for the next succeeding Auction.

          (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Holder or Potential Holder shall:

                (i) advise each Existing Holder and Potential Holder on whose behalf such Broker-Dealer submitted a Bid or Sell Order in the Auction on such Auction Date whether such Bid or Sell Order was accepted or rejected, in whole or in part;

                (ii) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, advise each Potential Holder on whose behalf such Buyer's Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Holder's Participant to pay such Buyer's Broker-Dealer (or its Participant) through the Depository the amount necessary to purchase the principal amount of Series 2000-1 Notes to be purchased pursuant to such Bid against receipt of such Series 2000-1 Notes;

                (iii) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Existing Holder on whose behalf such Seller's Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, to instruct such Existing Holder's Participant to deliver to such Seller's Broker-Dealer (or its Participant) through the Depository the principal amount of Series 2000-1 Notes to be sold pursuant to such Order against payment therefor;

                (iv) advise each Existing Holder on whose behalf such Broker-Dealer submitted an Order and each Potential Holder on whose behalf such Broker-Dealer submitted a Bid of the Series 2000-1 Note Auction Rate for the next Series 2000-1 Note Interest Period;

                (v) advise each Existing Holder on whose behalf such Broker-Dealer submitted an Order of the next Auction Date, including, without limitation, Existing Holders deemed to have submitted Hold

                            Broker-Dealer Agreement dated as of December 1, 2000

                       Orders pursuant to Section 4(b)(iii) of the Second Supplemental Indenture; and

                (vi) advise each Potential Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the next Auction Date.

          (c) On the basis of the information provided to it pursuant to paragraph (a) above, each Broker-Dealer that submitted a Bid or Sell Order in an Auction is required to allocate any funds received by it in connection with such Auction pursuant to paragraph (b) (ii) above, and any Series 2000-1 Notes received by it in connection with such Auction pursuant to paragraph (b) (iii) above among the Potential Holders, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Holders, if any, on whose behalf such Broker-Dealer submitted Bids or Sell Orders in such Auction, and any Broker-Dealers identified to it by the Auction Agent following such Auction pursuant to paragraph (a) (v) or (a) (vi) above.

          (d)   On each Auction Date:

                (i) each Potential Holder and Existing Holder with an Order in the Auction on such Auction Date shall instruct its Participant as provided in (b) (ii) or (b)(iii) above, as the case may be;

                (ii) each Seller's Broker-Dealer that is not a Participant of the Depository shall instruct its Participant to deliver such Series 2000-1 Notes through the Depository to a Buyer's Broker-Dealer (or its Participant) identified to such Seller's Broker-Dealer pursuant to (a) (v) above against payment therefor; and

                (iii) each Buyer's Broker-Dealer that is not a Participant in the Depository shall instruct its Participant to pay through the Depository to a Seller's Broker-Dealer (or its Participant) identified following such Auction pursuant to (a) (vi) above the amount necessary to purchase the Series 2000-1 Notes to be purchased pursuant to (b) (ii) above against receipt of such Series 2000-1 Notes.

          (e)   On the Business Day following each Auction Date:

                (i) each Participant for a Bidder in the Auction on such Auction Date referred to in (d) (i) above shall instruct the Depository to execute the transactions described under (b) (ii) or (b) (iii) above for such Auction, and the Depository shall execute such transactions;

                (ii) each Seller's Broker-Dealer or its Participant shall instruct the Depository to execute the transactions described in (d)(ii) above for such Auction, and the Depository shall execute such transactions; and

                            Broker-Dealer Agreement dated as of December 1, 2000

                (iii) each Buyer's Broker-Dealer or its Participant shall instruct the Depository to execute the transactions described in (d) (iii) above for such Auction, and the Depository shall execute such transactions.

          (f) If an Existing Holder selling Series 2000-1 Notes in an Auction fails to deliver such Series 2000-1 Notes (by authorized book-entry), a Broker-Dealer may deliver to the Potential Holder on behalf of which it submitted a Bid that was accepted a principal amount of Series 2000-1 Notes that is less than the principal amount of Series 2000-1 Notes that otherwise was to be purchased by such Potential Holder. In such event, the principal amount of Series 2000-1 Notes to be so delivered shall be determined solely by such Broker-Dealer, but only in Authorized Denominations. Delivery of such lesser principal amount of Series 2000-1 Notes shall constitute good delivery. Notwithstanding the foregoing terms of this paragraph (f), any delivery or nondelivery of Series 2000-1 Notes which shall represent any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or nondelivery in accordance with the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements. Neither the Trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Holder, Existing Holder or their respective Broker-Dealer or Participant to deliver the principal amount of Series 2000-1 Notes or to pay for the Series 2000-1 Notes purchased or sold pursuant to an Auction or otherwise.

                            Broker-Dealer Agreement dated as of December 1, 2000

                     EXHIBIT B TO BROKER-DEALER AGREEMENT

                         EDUCATION LOANS INCORPORATED
                        STUDENT LOAN ASSET-BACKED NOTES
                            [SENIOR SERIES 2000-1A]
                            [SENIOR SERIES 2000-1B]
                         [SUBORDINATE SERIES 2000-1C]

                                  ORDER FORM

                                                           AUCTION DATE_________
                                                           ISSUE________________
                                                           SERIES_______________

          Bidder(s) indicated The undersigned Broker-Dealer submits the following orders on behalf of the below:

                                  PRINCIPAL AMOUNT
                                  OF NOTES ($50,000
            EXISTING HOLDER         OR MULTIPLES)              BID RATE
            ---------------         -------------              --------

1.   _______________________   _______________________   ____________________

2.   _______________________   _______________________   ____________________

3.   _______________________   _______________________   ____________________

4.   _______________________   _______________________   ____________________

5.   _______________________   _______________________   ____________________

6.   _______________________   _______________________   ____________________

7.   _______________________   _______________________   ____________________

8.   _______________________   _______________________   ____________________

9.   _______________________   _______________________   ____________________

10.  _______________________   _______________________   ____________________


*Existing Holders may be described by name or other reference as determined in the sole discretion of the Broker-Dealer.

                            Broker-Dealer Agreement dated as of December 1, 2000

                         EDUCATION LOANS INCORPORATED

                        STUDENT LOAN ASSET-BACKED NOTES
                            [SENIOR SERIES 2000-1A]
                            [SENIOR SERIES 2000-1B]
                         [SUBORDINATE SERIES 2000-1C]

                           BIDS BY POTENTIAL HOLDERS


                                PRINCIPAL AMOUNT
                                OF NOTES ($50,000
          EXISTING HOLDER         OR MULTIPLES)              BID RATE
          ---------------         -------------              --------

1.   _______________________   _______________________   ____________________
2.   _______________________   _______________________   ____________________
3.   _______________________   _______________________   ____________________
4.   _______________________   _______________________   ____________________
5.   _______________________   _______________________   ____________________
6.   _______________________   _______________________   ____________________
7.   _______________________   _______________________   ____________________
8.   _______________________   _______________________   ____________________
9.   _______________________   _______________________   ____________________
10.  _______________________   _______________________   ____________________
11.  _______________________   _______________________   ____________________
12.  _______________________   _______________________   ____________________
13.  _______________________   _______________________   ____________________
14.  _______________________   _______________________   ____________________
15.  _______________________   _______________________   ____________________

          NOTES:

  1. If one or more Orders covering in the aggregate more than the outstanding principal amount of Series 2000-1 Notes held by any Existing Holder are submitted, such Orders shall be considered valid in the order of priority set forth in the Auction Procedures.

  2. A Hold or Sell Order may be placed only by an Existing Holder covering a principal amount of Series 2000-1 Notes not greater than the principal amount currently held by such Existing Holder.

  3. Potential Holders may only make Bids, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate specified herein.

  4. Bids may contain no more than three figures to the right of the decimal point (.001 of 1%).

  5. An order must be submitted in principal amounts of $50,000 or integral multiples thereof.

                            Broker-Dealer Agreement dated as of December 1, 2000

*Potential Holders may be described by name or other reference as determined in the sole discretion of the Broker-Dealer.

                            Broker-Dealer Agreement dated as of December 1, 2000

NAME OF BROKER-DEALER: _________________________________________

AUTHORIZED SIGNATURE: __________________________________________

TOTAL NUMBER OF ORDERS ON THIS ORDER FORM: _____________________


Submit to:         BANKERS TRUST COMPANY
                   Corporate Trust and Agency Group
                   4 Albany Street
                   New York, New York 10006
                   Telephone:   (212) 250-6850
                   Telecopier:  (212) 250-6215

                            Broker-Dealer Agreement dated as of December 1, 2000

                     EXHIBIT C TO BROKER-DEALER AGREEMENT

                         EDUCATION LOANS INCORPORATED
                        STUDENT LOAN ASSET-BACKED NOTES
                            [SENIOR SERIES 2000-1A]
                            [SENIOR SERIES 2000-1B]
                         [SUBORDINATE SERIES 2000-1C]

                   (TO BE USED ONLY FOR TRANSFERS MADE OTHER
                         THAN PURSUANT TO AN AUCTION)

We are (check one)

_____________the Existing Holder indicated below*; or

______________the Broker-Dealer for such Existing Holder; or

______________the Participant for such Existing Holder.

We hereby notify you that such Existing Holder has transferred $_________ (must be in units of $50,000) of [Senior Series 2000-1A Notes] [Senior Series 2000-1B Notes] [Subordinate Series 2000-1C Notes] to


                                 _____________________________________________
                                 (Existing Holder)


                                 _____________________________________________
                                 (Name of Broker-Dealer)


                                 _____________________________________________
                                 (Name of Participant)


                                 By:__________________________________________
                                 Printed Name:________________________________
                                 Title:_______________________________________

*Existing Holders may be described by name or other reference as determined in the sole discretion of the Broker-Dealer.

                            Broker-Dealer Agreement dated as of December 1, 2000

                     EXHIBIT D TO BROKER-DEALER AGREEMENT

                         EDUCATION LOANS INCORPORATED
                        STUDENT LOAN ASSET-BACKED NOTES
                            [SENIOR SERIES 2000-1A]
                            [SENIOR SERIES 2000-1B]
                         [SUBORDINATE SERIES 2000-1C]

                  NOTICE OF A FAIL TO DELIVER OR MAKE PAYMENT

COMPLETE EITHER I OR II.
------------------------

               We are a Broker-Dealer for * (the "Purchaser"), which purchased $_________ (must be in units of $50,000) of the [Senior Series 2000-1A Notes] [Senior Series 2000-1B Notes] [Subordinate Series 2000-1C Notes] in the Auction held on _____________________ from the seller of such [Senior Series 2000-1A Notes] [Senior Series 2000-1B Notes] [Subordinate Series 2000-1C Notes].

               We are a Broker-Dealer for * (the "Seller"), which sold $___________ (must be in units of $50,000) of the [Senior Series 2000-1A Notes] [Senior Series 2000-1B Notes] [Subordinate Series 2000-1C Notes] in the Auction held on ___________________ to the purchaser of such [Senior Series 2000-1A Notes] [Senior Series 2000-1B Notes] [Subordinate Series 2000-1C Notes].

We hereby notify you that (check one)

_______________     the Seller failed to deliver such [Senior Series 2000-1A
                    Notes] [Senior Series 2000-1B Notes] [Subordinate Series
                    2000-1C Notes] to the Purchaser.

_______________     the Purchaser failed to make payment to the Seller upon
                    delivery of such [Senior Series 2000-1A Notes] [Senior
                    Series 2000-1B Notes] [Subordinate Series 2000-1C Notes].


                                     (Name of Broker-Dealer)


                                     By:________________________________
                                     Name:______________________________
                                     Title:_____________________________

*may be described by name or other reference as determined in the sole discretion of the Broker-Dealer.